Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Europa Acquisition I, Inc. for the quarter ending December 31, 2011, I, Gregory Schwartz, President and Chief Executive Officer of Europa Acquisition I, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such quarterly Report on Form 10-Q for the quarter ending December 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such quarterly Report on Form 10-Q for the quarter ended December 31, 2011, fairly represents in all material respects, the financial condition and results of operations of Europa Acquisition I, Inc.

Dated: February 14, 2012	By:	/s/ Gregory Schwartz
Gregory Schwartz
President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)